Exhibit 10.12

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is entered into as of January _, 2020, by and between PROJECT ANGEL, LLC, an Ohio limited liability company (the “Landlord”), and ENSEMBLE RCM LLC. a Delaware limited liability company and successor by conversion to Ensemble RCM LLC, an Ohio non-profit limited liability company (the ‘‘Tenant”), who agree as follows:

1.	Recitals.

1.1. Landlord and Tenant have entered into a Lease with an Effective Date of May 20, 2019 (the “Lease”) for property located on Reed Hartman Highway. Blue Ash. Ohio.

1.2. The parties desire to enter into an amendment lo the Lease to revise the schedule for delivery and occupancy of the Premises.

1.3. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

2.	Amendment.

2.1. Section 3(a) of the Lease is hereby amended in its entirety to read as follows:

(a)

The space in the Building will be available for occupancy by Tenant on a phased basis with space available for occupancy by Tenant (and completion by Tenant of Tenant’s Work) anticipated to be on the following schedule (each, a “Phase”):

(i)	Building B and Building C (including Pend10use C) consisting of 145,880 square feet by January 31, 2020;

(ii)	Building E—El-E. El-W, EP-E and EP-W consisting of 71,911 square feet by March 31, 2020;

(iii)	Building D (including Penthouse D) consisting of 62,655 square feet by May 15, 2020;

(iv)	Building E—E2-E consisting of 34.993 square feet by May 30, 2020;

(v)	Building E—E-2-W consisting of 20,694 square feet by August I, 2020;

(vi)	the Conference Center consisting of I 0.200 square feet by August 3, 2020: and

(vii)	the balance of the Building (E3-W E3-E) consisting of 53.963 square feet by August 31, 2020.

2.2. Section 4(a)(iii) of the Lease is hereby amended in its entirety to read as follows:

(a)

(iii) on the Commencement Date, the Base Rent will be adjusted to the annual rate of $5,558,868 (based on $14.25 per square foot for all 390,096 square feet in the Building exclusive of the Conference Center), plus any Base Rent for the Conference Center as determined under (ii) above; and

3.

Approval of Revised Plans. Pursuant to Section 7 of the Work Letter, Landlord and Tenant have approved the Change Order evidenced by the Guaranteed Maximum Price Amendment dated as of October 14, 2019. As a result of such Change Order, the Project Schedule on Appendix 3 of the Work Letter is modified accordingly.

4.	Notice. The notice address for Tenant is hereby changed to delete the additional notice party, Mercy Health Real Estate Department, Attn. Brian Copfer.

5.	General. Except as expressly modified hereby, the Lease shall continue unmodified and in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment to Lease in duplicate as of the day and year first above written.

LANDLORD:

PROJECT ANGEL, LLC

By:	/s/ Brian Copter
Name: Brian Copter
Title: Authorized Signer

STATE OF OHIO	)
)
COUNTY of Ohio )

The foregoing instrument was acknowledged before me this 16 day of January, 2020, by Brian Copter, the authorized Signer of Project Angel, LLC, an Ohio limited liability company, on behalf of the limited liability company.

/s/ Michelle Smith
Notary Public

TENANT:

ENSEMBLE RCM, LLC

By:	/s/ Justin D. Shafer
Name: Justin D. Shafer
Title:_Chief Administrative Officer

STATE OF OHIO )
)
COUNTY of Warren )

The foregoing instrument was acknowledged before me this 14 day of January, 2020, by __________, the authorized ____________ of Ensemble RCM LLC, an Delaware limited liability company and successor by conversion to Ensemble RCM LLC, an Ohio non-profit limited liability company, on behalf of the limited liability company.

/s/ Tammy Heyser
Notary Public